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                                                                      EXHIBIT 11

                   C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                       Computation of Per Share Earnings




                                                     Three months  Three months
                                                         ended         ended
                                                       March 31,     March 31,
                                                         1995          1994
                                                       ---------    ----------

Common shares outstanding                             30,093,706  26,864,120

Effect of using weighted average common and common
  equivalent shares outstanding                        2,384,182      (6,765)

Effect of shares issuable under stock option plans
  based on the treasury stock method                      17,789      31,088
                                                      ----------  ----------
Shares used in computing primary and fully-diluted
  earnings per share                                  32,495,677  26,888,443
                                                      ==========  ==========
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